UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2025

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 18, 2025 (the “Effective Date”), Safe & Green Holdings Corp. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Daniel Kroft (the “Seller”) to acquire one hundred percent (100%) of the issued and outstanding securities of Giant Group America Inc. (“Giant”), which operates, through its wholly-owned subsidiary, Giant Containers Inc. (the “Subsidiary”), as a designer and seller of innovative modular shipping container buildings. The purchase price for the acquisition of Giant is $3,500,000 (the “Purchase Price”). The transaction includes the acquisition of Giant’s existing customers and business pipeline, with $5,000,000 of contracts currently under contract and approximately $22,500,000 in projects under contract review, awaiting approval, or in the proposal phase.

Pursuant to the Stock Purchase Agreement, the Company will pay the Purchase Price to the Seller as follows: $1,000,000 paid to the Seller in cash at closing; $750,000 paid to the Seller via the issuance of shares of common stock of the Company, par value $0.01, in an agreed share price such that the Seller shall be issued 215,000 shares of Company common stock; and $1,750,000 paid to the Seller via the issuance of a promissory note in favor of Seller (the “Promissory Note”) paid via quarterly installment payments over twenty-four months commencing on April 15, 2026 and ending April 15, 2028.

Pursuant to the Stock Purchase Agreement, the Company will hire Daniel Kroft as its VP of Business Development starting January 1, 2026, at a base salary of $250,000 per year and a potential bonus based on the performance of the Company’s’ modular construction projects business unit post-closing.

The Stock Purchase Agreement contains customary representations and warranties for this type of transaction. The Seller has agreed to customary restrictive covenants including non-competition, non-circumvention, and non-solicitation for a period of two years.

Pursuant to the Promissory Note, interest shall commence accrual on April 15, 2026, at a rate of five percent (5%) per annum. The principal balance of the Promissory Note shall be $1,750,000. The Company shall make quarterly installment payments of principal and interest commencing on April 15, 2026, and shall continue quarterly thereafter until April 15, 2028, when the entire unpaid balance of principal and interest shall be due and payable in full. The Company may prepay all or any portion of the principal amount of the Promissory Note without penalty.

The foregoing descriptions of the Stock Purchase Agreement and Promissory Note are qualified in its entirety by reference to the full text of the Stock Purchase Agreement and Promissory Note, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein in its entirety by reference.

Forward-Looking Statements

Information contained in this communication, other than statements of historical facts, may include “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives, the Company’s business and its plans after the closing of the acquisition, and the Company’s ability to maintain its Nasdaq listing. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated December 18, 2025, between Safe & Green Holdings Corp. and Daniel Kroft
10.2	Promissory Note, dated December 18, 2025, issued by Safe & Green Holdings Corp. in favor of Daniel Kroft
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: December 19, 2025	By:	/s/ Michael McLaren
Name: Michael McLaren
Title: Chief Executive Officer

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